RELEASE AND SETTLEMENT AGREEMENT

This Release and Settlement Agreement (the "Agreement") is made on this 20th day of May, 2020 and entered into by and between Rocky Mountain High Brands, Inc. (sometimes referred to as "RMHB") and Chet-5 Broadcasting, Inc. (sometimes referred to as "Chet-5") (all sometimes collectively referred to as "the Parties") according to the following terms.

A.	The Parties are involved in a lawsuit in the Supreme Court of the State of New

York County of Ulster, Case Number 18-4416, styled Chet-5 Broadcasting, Inc. v Rocky Mountain High Brands, Inc. (the "Lawsuit"). Chet-5 filed the Lawsuit against RMHB has responded and has filed counterclaims in the Lawsuit.

B.              The Parties have each denied all claims and allegations of the other Parties in the Lawsuit.

C.                 The Parties desire to compromise and settle all controversies, claims and causes of action, of whatever kind or character, existing between them, or that could exist between them arising out of, relating to or in connection with any and/or all events occurring prior to the execution of this Agreement, including but not limited to those asserted by the Parties in the Lawsuit.

D.             The Parties sunderstand and agree that this is a compromise of claims, disputes and controversies, and that nothing contained herein shall be construed as an admission of liability by any party, all such liability being expressly denied.

NOW, THEREFORE, whereas none of the parties are infants or incompetent, and in consideration of the mutual promises and covenants specified herein, including the recitals set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed by all of the Parties, the undersigned agree as follows:

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1.	RMHB shall issue and deliver to Chet-5 the sum of $12,000.00 in good funds by bank check or wire transfer on or before May 22, 2020, and as soon as reasonably possible shall issue 410,000 shares of Rule 144 common stock of RMHB, being $9,000.00 of stock at the price of $0.022 per share, plus 15,000 additional shares of Rule 144 stock for a total of 425,000 shares. Such shares shall be issued in the name of Chet-5 Broadcasting, L.P. within ten (10) days of the date of this agreement.

2.                   Attorneys' Fees and Costs. Each party shall bear his, her or its own respective costs, expenses and attorneys' fees incurred.

RELEASES

For good and valuable consideration, the Parties agree as follows:

3.                  Releases. The Parties, individually and collectively, as well as their respective predecessors and successors, agents, attorneys, employees, representatives, heirs and assigns, hereby forever fully release, discharge and acquit the other Parties, and each of them, individually and collectively, as well as their respective predecessors and successors, agents, attorneys, employees, representatives, heirs and assigns, from any and all costs, losses, liabilities, damages, injuries, expenses, claims, demands, actions, causes of action, contracts and/or agreements, known or unknown, fixed or contingent, liquidated or unliquidated, that any one or more of the Parties has, or may in the future have, against any or all of the Parties as a result of or arising out of or pertaining to any subject matters arising from the contractual relationship between Chet-5 and RMHB as set forth in the Lawsuit, as well as all other events at any time through the date of this Agreement; provided, however, this release is not intended to and does not apply to any claim to enforce the terms of this Agreement or of any of the obligations contained herein.

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4.                  Dismissal of Claims. Subject to and expressly conditioned upon each of the events described above occurring, all Parties shall execute or cause the execution of a judgment of dismissal of the Lawsuit. All claims and counterclaims in the Lawsuit shall be dismissed with prejudice. All Parties and their counsel shall cooperate in the prompt filing of such document with the Court and use their best efforts to cause the Judgment to be entered in the Lawsuit.

WARRANTIES, REPRESENTATIONS AND COVENANTS

The Parties make the following covenants, warranties and representations, each of which shall survive the Closing and the transactions described herein:

5.                  No Admission of Liability. This Agreement is entered into for settlement purposes to avoid inconvenience, litigation and expense, and, except as otherwise provided or created herein, it is further agreed that no party hereto admits to the existence or validity of any debts, duties, obligations, claims, defenses, demands, actions, causes of action, suits, damages, injuries, liabilities, penalties, losses, costs or expenses (including attorneys' fees, expert fees and court costs).

6.                  Voluntariness. The Parties have read this Agreement, understand its contents, and have voluntarily executed this Agreement as his or her or its own free act. Each Party has been given adequate time to consider this Agreement. The terms of this Agreement are not only understandable, but they are fully understood by him or her or it.

7.      No Prior Assignments. Each of the Parties owns and has not sold,

assigned, granted or otherwise transferred to any other individual or entity any right, privileges or cause of action, or any part thereof, arising out of or otherwise connected with the subject matter or terms of this Agreement.

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8.                   Consideration. The only consideration for signing this Agreement are the terms stated herein. No other promises or agreements of any kind have been made to or with the Parties by any person or entity whomsoever to cause him or her or it to execute this Agreement.

9.                  Consultation with Attorneys. Each Party has consulted with his or her or its attorneys prior to executing this Agreement, or has had the opportunity to do so, his or her or its attorneys have explained the terms and conditions of this Agreement, they have fully answered all of his or her or its questions concerning same and have apprised him or her or it of the legal impact of this Agreement, and he or she or it fully understands this Agreement and the final and binding effect.

10.              Authority. Each Party to this Agreement has the capacity, power, and authority to enter into this Agreement and to execute and deliverany and all documents required to be executed and delivered by that Party pursuant to this Agreement and agrees and acknowledges that this Agreement has been approved by all necessary corporate or other action. Each Party to this Agreement further warrants and represents to the other Parties that this Agreement and all of its terms and conditions are valid, binding, and enforceable upon such party.

MISCELLANEOUS

11.              Entire Agreement. This Agreement contains the full and complete agreement of the Parties hereto, and all prior negotiations and agreements pertaining to the subject matter hereof are merged into this Agreement.. EACH PARTY HERETO EXPRESSLY WAIVES ANY FRAUDULENT INDUCEMENT CLAIMS RELATED TO THIS AGREEMENT.

12.               Binding Effect and Beneficiaries. This Agreement and any documents attendant to same shall inure to the benefit and shall be binding on the Parties hereto and their

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affiliates, principals, heirs, executors, legatees, administrators, trustees, ancillary trustees, personal representatives, successors and assigns.

13.              Amendments. This Agreement embodies, merges, and integrates all prior and current agreements and understandings of the Parties with regard to the matters addressed herein and may not be clarified, odified, exchanged, or amended except in a writing signed by each of the Parties affected by such clarification, modification, exchange or amendment.

14.              Partial Invalidity or Unenforceability. Should it be determined for any reason that any provision of this Agreement or any documents executed in connection herewith is invalid or unenforceable, then such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement or the documents executed in connection herewith.

15.              No Disparagement and Confidentiality. The Parties to this Agreement all agree that it is in the best interest of everyone that none of the Parties disparage any other of the Parties, and each of them agrees to make best efforts to not make, directly or indirectly, or authorize any third party to make, directly or indirectly, any statement, whether oral or written, to any third person which disparages any of the other parties. The Parties further agree to use their best efforts to keep this Agreement and its terms confidential and to not disclose the terms of same to any other person without the prior written consent of the other Party or to a Court of competent jurisdiction, under subpoena or to such parties officers, accountants and lawyers.

16.              Understanding and Authority. Each Party hereby acknowledges that he, she or it has read and fully understands, or has had explained to his, her or its satisfaction by counsel odf his or its own choosing, all of the terms, conditions, and covenants of this Agreement. Each of the signatories further acknowledges that he or it is fully authorized to

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execute this Agreement in the capacity set forth, that he, she or it is authorized to fully bind the entity on whose behalf the individual has signed and that each executes this Agreement willingly and voluntarily.

17.               Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one agreement. A facsimile or photocopy of this Agreement and/or the signature of a Party shall be deemed to constitute an original.

18.              Law Governing and Forum Selection. The validity, construction, enforcement and effect of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws provision thereof. The New York Supreme Court for the County of Ulster shall have continuing jurisdiction over the parties for the purposes of enforcing the obligations of the parties hereto.

19.              Headings. The headings used herein are inserted for convenience only and shall not constitute a part hereto.

20.       Gender. Whenever the context so requires, all words herein in any gender shall be deemed to include the male, female or neutral gender, all singular words shall include the plural, and all plural words shall include the singular.

21.     Attorneys' Fees. In the event any litigation is instituted relating to any dispute over the interpretation, validity, construction, enforcement and/or effect of this Agreement, the prevailing party shall be awarded the reasonable and necessary attorneys'

fees incurred in connection with such dispute.

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22. Authorized Signers. The signatories hereto each represent and warrant that they have full and binding authority and authorization from such organizations to enter into this Release and Settlement Agreement.

ROCKY MOUNTAIN HIGH BRANDS, INC.

By: David M. Seeberger
David M. Seeberger
It’s: General Counsel

CHET-5 BROADCASTING, INC.

By: Gary Chetkof
Gary Chetkof
It’s: President

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